Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: Sea Containers Ltd., et al.	Case No. 06-11156(KJC)
Reporting Period: July 1, 2007 - July 31, 2007

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

REQUIRED DOCUMENTS	Form No	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	MOR-1	x
Bank Reconciliation (or copies of debtor’s bank reconciliations)	MOR-1 (CONT)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	x
Balance Sheet	MOR-3	x
Status of Postpetition Taxes	MOR-4
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	x
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	x
Debtor Questionnaire	MOR-5	x

I declare under penalty of perjury (28 U.S.C Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ Laura Barlow
Signature of Authorized Individual*	Date 7 SEPTEMBER 2007
(on behalf of Sea Containers Ltd)

LAURA BARLOW	CHIEF FINANCIAL OFFICER
Printed Name of Authorized Individual	Title of Authorized Individual

/s/ Laura Barlow
Signature of Authorized Individual*	Date 7 SEPTEMBER 2007
(on behalf of Sea Container Services Limited)

LAURA BARLOW	CHIEF FINANCIAL OFFICER
Printed Name of Authorized Individual)	Title of Authorized Individual

* Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

** As agreed with the US Trustee office, MORs will be filed the 30th after each Month	FORM MOR
(9/99)

SEA CONTAINERS LTD., et al.

INDEX TO MONTHLY OPERATING REPORT

Description	Pages

General Notes to Monthly Operating Report	1-2

Schedule of Cash Receipts and Disbursements for Sea Containers Ltd. listing bank account details with month end period balances	3-4

Schedule of Cash Receipts and Disbursements for Sea Containers Services Ltd. listing bank account details with month end period balances	5

Bank Reconciliation Attestation	6

Balance Sheet and Statement of Operations for Sea Containers Ltd.	7-11

Balance Sheet and Statement of Operations for Sea Containers Services Ltd	12-15

Balance Sheet for Sea Containers Caribbean Inc.	16-17

Schedule of Intercompany Activity for Sea Containers Ltd.	18-19

Schedule of Intercompany Activity for Sea Containers Services Ltd.	20

Tax Attestation	21

Statement Regarding Insurance Policies	21

Schedule of Accounts Receivable and Aging for Sea Containers Ltd	22

Schedule of Accounts Receivable and Aging for Sea Containers Services Ltd	23

Schedule of Post-Petition Aged Creditors for Sea Containers Ltd	24

Schedule of Post-Petition Aged Creditors for Sea Containers Services Ltd	25

Debtors Questionnaire	26

SEA CONTAINERS LTD., et al

MONTHLY OPERATING REPORT, JULY 2007

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”).  Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information.  In particular, management wishes to highlight note three on page seven and note two on page ten.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis.  As of September 6, 2007, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006 and September 31, 2006.  The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases were consolidated for the purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code.  An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed.  Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations.  In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court.  However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations.  While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•	Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•	List of all bank accounts detailing the bank, account description, account number, and month end book balance. Attestation that all bank reconciliations have been performed.

•	Balance Sheets for Each Debtor.

•	Schedules of the intercompany activity.

•	Income Statements for each Debtor.(1)

•	Schedule of Post-Petition fiduciary taxes – Provide Attestation that all taxes are current.

•	Schedule of Unpaid Post-Petition Debts.

•	Schedule of Accounts Receivable and Aging.

•	Debtor Questionnaire.

(1)   No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12  months.

In Re: Sea Containers Limited	Cash No: 06-1156 (KJC)
Reporting Dates: July 1 - July 31, 2007

Schedule of Cash Receipts and Disbursements

	JP Morgan A/C 704	JP Morgan A/C 702	Commerce Bank A/C 353	JP Morgan A/C 501	JP Morgan A/C NY705	JP Morgan A/C 382
Cash beginning of month	85,389	31,402	19,669,360	15,290	27,133	6,047

Receipts
Cash Sales
Accounts Receivable
Chassis Rental
Sale of ships			19,765,502
Foreign Exchange Revaluation	(41,662)
Interest Income	765		70,751	395		34
Sweep from SCS
Intra company sweep	23,653	879,020	(7,722,000)		(12,690)	(6,081)
Income received from Ge Seaco
Container Rental
Total Receipts	(17,244)	879,020	12,114,253	395	(12,690)	(6,047)

Disbursements
Net Payroll		16,000
Loan interest
Sales Use & Other Taxes
Inventory Purchases
Secured/Rental/Leases
Insurance
S, G & A costs	7,193	206,273		161	20,250
Selling
Other (Attach List)
Contra
Sweep to SCS
Transfers (To DIP Accts)
Intra company sweep
Professional Fees
U.S. Trustee Quarterly Fees
SC Treasury funding		660,000
Court Costs
Total Disbursements	7,193	882,273	0	161	20,250	0

Net Cash Flow (Receipts Less Disbursements)	(24,437)	(3,253)	12,114,253	234	(32,940)	(6,047)

Cash End of Month	60,952	28,149	31,783,613	15,524	(5,807)	0

	Nat West A/C 886	Barclays A/C399	Bank of America A/C 015	Bank of America A/C 023	Bank of Scotland A/C USD01	Bank of Scotland A/C 242
Cash beginning of month	0	25	797,630	355,410	1,512	1,279

Receipts
Cash Sales
Accounts Receivable
Chassis Rental
Sale of ships
Foreign Exchange Revaluation
Interest Income			920		15	12
Sweep from SCS			(2,754,361)
Intra company sweep			2,049,994	175,684	(1,527)
Income received from Ge Seaco
Container Rental
Total Receipts	0	0	(703,447)	175,684	(1,512)	12

Disbursements
Net Payroll
Loan interest
Sales Use & Other Taxes
Inventory Purchases
Secured/Rental/Leases
Insurance
S, G & A costs			39	377,351
Selling
Other (Attach List)
Contra
Sweep to SCS
Transfers (To DIP Accts)
Intra company sweep
Professional Fees
U.S. Trustee Quarterly Fees
SC Treasury funding
Court Costs
Total Disbursements	0	0	39	377,351	0	0

Net Cash Flow (Receipts Less Disbursements)	0	0	(703,486)	(201,667)	(1,512)	12

Cash End of Month	0	25	94,144	153,743	0	1,291

	Bank of Scotland A/C 001	Societe Generale A/C N/A	Societe Generale A/C 032	Commerce Bank A/C 282	JPMC SCL Deposit A./C 706
Cash beginning of month	0	227,232	2,932	0	32,038

Receipts
Cash Sales
Accounts Receivable
Chassis Rental
Sale of ships
Foreign Exchange Revaluation
Interest Income		1,772	9
Sweep from SCS
Intra company sweep		(120,000)		4,922,000	(32,003)
Income received from Ge Seaco
Container Rental
Total Receipts	0	(118,228)	9	4,922,000	(32,003)

Disbursements
Net Payroll
Loan interest
Sales Use & Other Taxes
Inventory Purchases
Secured/Rental/Leases
Insurance
S, G & A costs				4,919,513	35
Selling
Other (Attach List)
Contra
Sweep to SCS
Transfers (To DIP Accts)
Intra company sweep
Professional Fees
U.S. Trustee Quarterly Fees
SC Treasury funding
Court Costs
Total Disbursements	0	0	0	4,919,513	35

Net Cash Flow (Receipts Less Disbursements)	0	(118,228)	9	2,487	(32,038)

Cash End of Month	0	109,004	2,941	2,487	0

	HSBC A/C 298.2	Bank of Bermuda A/C 16501	Bank of Bermuda A/C 16001	Barclays Bank A/C INS & TEE	Current Month Actual
Cash beginning of month	156,050	3,967	2,341	502,500	21,917,537

Receipts
Cash Sales					0
Accounts Receivable					0
Chassis Rental					0
Sale of ships					19,765,502
Foreign Exchange Revaluation					(41,662)
Interest Income					74,673
Sweep from SCS					(2,754,361)
Intra company sweep	(156,050)				0
Income received from Ge Seaco					0
Container Rental					0
Total Receipts	(156,050)	0	0	0	17,044,152

Disbursements
Net Payroll					16,000
Loan interest					0
Sales Use & Other Taxes					0
Inventory Purchases					0
Secured/Rental/Leases					0
Insurance					0
S, G & A costs		10	12		5,530,837
Selling					0
Other (Attach List)					0
Contra					0
Sweep to SCS					0
Transfers (To DIP Accts)					0
Intra company sweep					0
Professional Fees					0
U.S. Trustee Quarterly Fees					0
SC Treasury funding					660,000
Court Costs					0
Total Disbursements	0	10	12	0	6,206,837

Net Cash Flow (Receipts Less Disbursements)	(156,050)	(10)	(12)	0	10,837,315

Cash End of Month	0	3,957	2,329	502,500	32,754,852

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	6,206,837
Less: Transfers to Debtor In Possession Accounts	0
Less: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	0
Plus: Estate Disbursements Made By Outside Sources (i.e. From Escrow Accounts)	0
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	6,206,837

In Re: Sea Containers Services		Cash No: 06-11156 (KJC)
		Reporting Dates: July 1 to July 31, 2007
		Schedule of Cash Receipts and Disbursements in $USD
£ > $	$2.03	(Conversion rate: £ = $2.03)

	NatWest PLC A/C # 420	Barclays Bank A/C 724	Bank of America A/C 013	Bank of Scotland A/C 234	Commerce Bank A/C 131		Current Month Actual
Cash beginning of month	0	0	(79,224)	3,835	50,000	0	(25,389)

Receipts
Foreign exchange			26,619	38			26,657
Accounts Receivable	.			39			39
Interest receivable							0
Depoit repaid							0
Funding From SCL			2,754,361				2,754,361
Other (attach list)							0
Tax refund							0
Total Receipts	0	0	2,780,980	77	0	0	2,781,056

Disbursements
Net Payroll			1,169,861				1,169,861
Payroll Taxes							0
Rates			145,356				145,356
Inventory Purchases							0
Secured/Rental/Leases							0
Pension			60,604				60,604
Administrative			1,298,900				1,298,900
Selling							0
Rent							0
Other (Attach List)							0
Owner Draw *							0
Transfers (To DIP Accts)							0
Sweep to SCL							0
Professional Fees							0
U.S. Trustee Quarterly Fees							0
Court Costs							0
Total Disbursements	0	0	2,674,720	0	0	0	2,674,720

Net Cash Flow (Receipts Less Disbursements)	0	0	106,260	77	0	0	106,337

Cash End of Month	0	0	27,036	3,912	50,000	0	80,948

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	2,674,720
Less: Transfers To Debtor In Possession Accounts	0
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	0
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	2,674,720

Reconciliation books to ledger	USD $ 0
Cash in bank at the end of the month	80,948
Petty Cash	8,078
Balance per Sea Containers Services Financials 31 July 2007	89,026

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
	Note	July 31, 2007	October 15, 2006

Assets
Current assets
Cash and cash equivalents		$32,754,852	$50,100,986
Trade receivables - less allowances for doubtful accounts of $1.245 million	(8)	233,217	1,955,441
Due from related parties	(4)	7,887,211	13,481,857
Prepaid expenses and other current assets		1,660,226	1,718,439
Total current assets		42,535,506	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	143,546,856	—
Intercompany receivables	(3)	—	—
Investment in equity ownership interests	(6)	224,323,843	197,742,498
Other assets	(7)	4,197,434	3,424,161
Total assets	(1)	$414,603,639	$268,423,382

(1) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of July 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate July 31, 2007 and June 30, 2007 and October 15, 2006 were $2.03, $2.01 and $1.87 respectively.

(2)  The parent Company for the Sea Containers Group, Sea Containers Ltd, at June 30, 2007 had an amount of $323,377,414 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries, except as noted below.

On July 24, 2007, Sea Containers Ltd entered into a loan facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. This was financed through a capitalisation by Sea Containers Limited in SPC Holdings Ltd and SPC Holdings Ltd in SPC for $143,546,846 in both cases. Therefore an investment to this value is now disclosed on Sea Containers Limited’s balance sheet.

(3) The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $491,808,684. This represents a gross intercompany receivable of $1,715,407,726 and a gross intercompany payable of $1,223,599,042. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due to the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4) The amounts due from related parties largely consist of amounts due from GE SeaCo. These represent the anticipated recovery from GE SeaCo on completion of an expected set-off agreement. The recoverability of this amount may be affected by the asserted claim discussed in note 6.

(5) Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6) This balance consists of the carrying value of SCL’s investment in GE SeaCo and reflects GE SeaCo’s year end financial statement for the year ended December 31, 2006, reported results for Q1 2007 (as to which certain adjustments have been made, as described below) and forecast results for Quarter 2 and July, 2007.

GE SeaCo has recently asserted claims against Sea Containers SPC Ltd and SCL in the amount of approximately $18m. The asserted claim is in relation to the Equipment Management Agreement (“EMA”) under which GE SeaCo manages certain of the company’s containers, subject to the EMA. The validity and accuracy of the claim has yet to be assessed. GE SeaCo has withheld and has indicated it will continue to withhold monies that would otherwise have been payable to Sea Containers SPC Ltd. under the EMA until it has retained the full amount that is claimed to be due to GE SeaCo. GE SeaCo has also reserved its rights to claim directly against SCL. SCL has not accepted the claim because it requires extensive investigation before the merits, if any, can be determined. The Q1 2007 results, as reported by GE SeaCo have, therefore, been adjusted to exclude the financial impact of the claim before inclusion in financial statements. Had the claim been accepted, SCL’s share of the GE SeaCo adjusted revenue would have increased by $6,718,000, and SCL would have reported an increase in its investment in GE SeaCo by the same amount. Additionally, for reasons set out above, Sea Containers Ltd has not recorded a liability to GE SeaCo in respect of this claim.

(7) $2,752,790 of the Other Assets balance represents the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at June 30, 2007. The loan notes will be amortised up to maturity (between March 2008 and June 2012) at a monthly rate of some $75,000. If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations.  Of the remaining Other Assets balance, $1,421,294 represents the unamortized part of the original issue discount and other costs, in relation to the Debtor in Possession (“DIP”) loan facility of $145 million, and which are being amortised over 2 years.

(8)  The Company has recently completed a full bad debt review. Prior to this review it was the Company’s policy to fully provide against all trade receivables. The Company now only provides a provision for specific known bad debts.

		Unaudited	Unaudited
	Note	Jul-31 2007	October 15, 2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$7,261,450	$3,372,476
Accrued expenses		48,928,748	22,843,429
Current portion of long-term debt	(12), (14)	171,141,012	25,926,107
Current portion of senior notes	(14)	385,294,979	384,938,936
Total current liabilities		612,626,189	437,080,948

Total shareholders’ equity	(11)	(198,022,550)	(168,657,566)
Total liabilities and shareholders’ equity	(9), (10), (13)	$414,603,639	$268,423,382

(9) Sea Containers Ltd does not produce Company only accounts. This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of July 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumption and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate July 31, 2007 and June 30, 2007 and October 15, 2006 were $2.03, $2.01and $1.87 respectively.

(10) The Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contests the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

The Schemes are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK indirect subsidiary of Sea Containers Ltd. If FSDs are issued against Sea Containers Ltd, it may be liable to make a financial contribution to one or both of the Schemes, most likely in the form of a stipulated unsecured claim against Sea Containers Ltd, which will rank pari passu with other unsecured creditors. This direct unsecured claim may exceed any claim which could have been brought by Sea Containers Services Ltd under the terms of a support agreement between Sea Containers Ltd and Sea Containers Services Ltd. entered into in 1989 under which the UK subsidiary provides administrative services to the Sea Containers Group and other subsidiaries and is indemnified by Sea Containers Ltd for the cost of those services.

The Trustees of the Schemes or their actuary have advised Sea Containers Ltd that their current estimates of the cost of winding up the Schemes, including the cost of purchasing annuities to pay projected benefit obligations to Scheme participants, would be approximately £107 million ($201 million) for the 1983 Scheme (after giving effect to the withdrawal of a GE SeaCo SRL subsidiary from the 1983 Scheme) and approximately £27 million ($51 million) for the 1990 Scheme. These values are subject to revision and because the Schemes are multi-employer plans, the liabilities under them are shared among the participating companies. The FSD notices published only cover the pension liabilities related to the employer Sea Containers Services Limited of £73.7 million ($147 million) for the 1983 Scheme and £17.6 million ($35 million) for the 1990 Scheme.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

Prior to the Claims Bar Date, the Trustees of the Schemes filed claims on behalf of the 1983 Scheme and the 1990 scheme. These are higher than the amounts previously notified to the Company and described above, and the Company is analysing these claims as part of the ongoing Claims Review Process.

(11) Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (9) above. In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (2), (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12)  The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, who made certain payments on behalf of Sea Containers Ltd to shareholders of another company.

On July 24, 2007 Sea Containers Limited closed its Debtor in Possession (“DIP”) loan facility of $145 million, having obtained Court approval on June 26. The Company entered into the facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. The DIP facility also provides a $25 million revolving credit facility for working capital purposes, which was undrawn as at July 31, 2007, for the duration of the Chapter 11 case.

(13)  As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

(14)  In accordance with US GAAP, FAS 140, para 16, Sea Containers Limited has continued to accrue interest on senior notes due.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
	Note	One Month Ended July 31, 2007	For the period Oct 16 to July 31, 2007

Revenue	(16)	$3,523,132	$27,682,795

Costs and expenses:
Operating income		3,902,253	5,084,124
Selling, general and administrative expenses		(2,902,745)	(37,954,207)
Professional fees	(18)	(11,151,666)	(22,859,611)
Charges to provide against intercompany accounts	(17)	159,971,911	178,343,314
Impairment of investment in subsidiary companies	(17)	(142,167,251)	(142,167,251)
Depreciation & amortization		—	(58,677)
Total costs and expenses		7,652,502	(19,612,308)

Gain or (Loss) on sale of assets		—	227,920

Operating income / (loss)		11,175,634	8,298,407

Other income (expense)
Interest income		166,150	1,862,778
Foreign exchange gains or (losses)		(44,121)	(350,482)
Interest expense, net of capitalized interest		(2,730,404)	(32,189,616)

Income before taxes		8,567,259	(22,378,913)
Income tax expense		(100,000)	(951,614)
Net profit / (loss)	(13)	$8,467,259	$(23,330,527)

(15) Sea Containers Ltd does not produce Company only accounts. This statement of operations represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of July 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate July 31, 2007 and June 30, 2007 and October 15, 2006 were $2.03, $2.01and $1.87 respectively.

(16) Revenue includes $2,916,833 in respect of Sea Containers Ltd’s equity interest in GE SeaCo.

(17)  Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The change in the month above, relates to decreases in the net receivable balance due from group companies in the month, which have been impaired in accordance with note 3. The main variances are due to the capitalisation of inter-company debt and impairment of the associated investment, foreign exchange movements and the partial repayment of an inter-company balance previously impaired relating to the sale of the vessel “Opera”.

(18)  As at July 31, 2007 professional fees totalling $22,859,611 have been expensed. Such costs are not included until they have been approved by the Court.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited is under review.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
	Note	July 31, 2007	October 15, 2006

Assets
Current assets
Cash and cash equivalents		$89,026	$274,533
Trade receivables		27,271	419,162
Due from related parties (GE SeaCo)		6,133,280	4,805,049
Prepaid expenses and other current assets		4,560,805	14,242,003
Total current assets		10,810,381	19,740,747

Fixed assets, net		2,440,054	3,410,461

Investments		2,731,186	2,515,920
Intercompany receivables	(2)	45,790,213	29,746,215
Other assets		0	14,975
Total assets	(1)	$61,771,834	$55,428,318

(1) This statement of assets reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of July 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate July 31, 2007 and June 30, 2007 and October 15, 2006 were $2.03, $2.01 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $45,790,213. This represents gross intercompany receivables of $118,783,280 and gross intercompany payables of $72,993,067. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

		Unaudited	Unaudited
	Note	July 31, 2007	October 15, 2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$2,449,335	$1,198,421
Accrued expenses		2,759,606	5,736,956
Current portion of long-term debt		1,689,177	1,807,527
Total current liabilities		6,898,119	8,742,904

Total shareholders’ equity		54,873,716	46,685,414
Total liabilities and shareholders’ equity	(3), (4), (5)	$61,771,834	$55,428,318

(3)  This statement of liabilities reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of July 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate July 31, 2007 and June 30, 2007 and October 15, 2006 were $2.03, $2.01 and $1.87 respectively.

(4)  The Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the "1983 Scheme") and the Sea Containers 1990 Pension Scheme (the "1990 Scheme") (together the "Schemes"). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contests the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure

The Schemes are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK indirect subsidiary of Sea Containers Ltd. If FSDs are issued against Sea Containers Ltd, it may be liable to make a financial contribution to one or both of the Schemes, most likely in the form of a stipulated unsecured claim against Sea Containers Ltd, which will rank pari passu with other unsecured creditors. This direct unsecured claim may exceed any claim which could have been brought by Sea Containers Services Ltd under the terms of a support agreement between Sea Containers Ltd and Sea Containers Services Ltd. entered into in 1989 under which the UK subsidiary provides administrative services to the Sea Containers Group and other subsidiaries and is indemnified by Sea Containers Ltd for the cost of those services.

The Trustees of the Schemes or their actuary have advised Sea Containers Ltd that their current estimates of the cost of winding up the Schemes, including the cost of purchasing annuities to pay projected benefit obligations to Scheme participants, would be approximately £107 million ($201 million) for the 1983 Scheme (after giving effect to the withdrawal of a GE SeaCo SRL subsidiary from the 1983 Scheme) and approximately £27 million ($51 million) for the 1990 Scheme. These values are subject to revision and because the Schemes are multi-employer plans, the liabilities under them are shared among the participating companies. The FSD notices published only cover the pension liabilities related to the employer Sea Containers Services Limited of £73.7 million ($147 million) for the 1983 Scheme and £17.6 million ($35 million) for the 1990 Scheme.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

Prior to the Claims Bar Date, the Trustees of the Schemes filed claims on behalf of the 1983 Scheme and the 1990 scheme. These are higher than the amounts previously notified to the Company and described above, and the Company is analysing these claims as part of the ongoing Claims Review Process.

(5) As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
	Note	One Month Ended July 31, 2007	Period October 16, 2006 to July 31, 2007

Revenue		$2,576,582	$33,253,701

Costs and expenses:
Selling, general and administrative expenses		(424,323)	(27,327,189)
Professional fees	(7)	(1,847,860)	(2,573,898)
Depreciation & amortization		(99,736)	(1,049,488)
Total costs and expenses		(2,371,919)	(30,950,575)

Gains on sale of assets		—	30,423

Operating income		204,663	2,333,549

Other income (expense)
Interest income		39	8,823
Foreign exchange gains or (losses)		—	(135,591)
Interest expense, net of capitalized interest		(11,930)	(158,222)

Income before taxes		192,771	2,048,559
Income tax (charge) / credit	(8)	(4,989,740)	2,514,974
Net (loss) / income	(6)	$(4,796,970)	$4,563,533

(6) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of July 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate July 31, 2007 and June 30, 2007 and October 15, 2006 were $2.03, $2.01 and $1.87 respectively.

(7)  As at July 31, 2007 professional fees totalling $2,573,898 have been expensed. Such costs are not included until they have been approved by the Court.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited is under review.

(8)  The income tax credit for the period October 16, 2006 to July 31, 2007 consists of current tax of $2,514,974.

As a result of an ongoing tax review, a deferred tax asset has been charged to the Statement of Operations in July 2007.

As part of the 2005 audit of Sea Container Services Limited and a review of the allocation of professional fees, the carrying value of the estimated current tax credit in the statement of operations, is under review.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
	Note	July 31, 2007	October 15, 2006

Assets
Current assets
Cash and cash equivalents		$—	$—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets		—	—
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—
Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of July 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007 and June 30, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

		Unaudited	Unaudited
	Note	July 31, 2007	October 15, 2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses			—
Current portion of long-term debt			—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094)
Total liabilities and shareholders’ equity	(2)	$—	$—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of July 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007 and June 30, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SCL Intercompany Balance As At

	July 31 2007	June 30 2007	Movement
	$	$	$
Receivable

SC British Isles	124,705,832	123,146,912	1,558,920
SC Services	69,341,522	68,440,113	901,409
West Australia Line	1,222,855	1,222,855	0
Ferry & Port Holdings	939,605,450	927,161,398	12,444,052
SC Finland (Ex Silja Holdings)	71,475,291	71,475,291	0
SC America Inc	8,195,856	8,195,856	0
CMCI	2,611,781	2,611,781	0
SC Asia Pte	545,140	545,140	0
SeaCat 2	20,013,418	20,013,418	0
SC Australia	7,902,610	7,902,610	0
Cooltainers	25	25	0
SPC	125,196,656	127,702,359	(2,505,703)
SPC Holdings	0	142,167,251	(142,167,251)
SC Brasilia	12,962,346	12,962,346	0
Mobilbox	182	182	0
Strider 2	4,222,504	4,222,504	0
Vessel Holdings 3	7,644,985	7,644,985	0
Strider 9	1,938,178	1,938,178	0
Strider 10	8,821,179	8,821,179	0
Technitank	600,000	600,000	0
Boxer 2	2,731,302	2,731,302	0
Boxer 3	13,419,698	13,419,698	0
Contender 1	36,712,498	36,712,498	0
Pacifica Ship Management	196,460	196,460	0
Nagara Tam	854,524	854,524	0
Nagara Ltd	1,052,675	1,052,675	0
Seafast Management Services	63,965	63,965	0
Paulista Containers	25,293,404	25,293,404	0
Brasiluvas Agricola	3,312,611	3,287,648	24,963
SC Properties	10,217,854	10,217,854	0
Vessel Holdings	2,390,777	2,390,777	0
SeaCat 4	16,152,868	16,152,868	0
SC Mauritius	52,102	52,102	0
Freight containers India	37,018	37,018	0
Super SeaCat 1	20,402,939	20,402,939	0
Super SeaCat 2	25,555,343	25,555,343	0
Super SeaCat 3	8,261,506	8,261,506	0
Super SeaCat 4	12,637,702	12,637,702	0
SeaCat Ltd	17,212,321	17,212,321	0
SeaCat 6	12,282,187	12,282,187	0
SeaCat 7	13,377,343	13,377,343	0
SC Ropax	3,253,352	3,310,671	(57,319)
Seacat Limited	1,716,256	1,732,564	(16,308)
Fast Ferries Ltd	9,407,147	9,325,645	81,502
SC Opera	37,293,612	57,059,114	(19,765,502)
SC Finnjet	20,287,248	20,287,248	0
SC Treasury	13,921,693	13,221,341	700,352
SC Estonia	11,533	11,533	0
SC Finland OY	293,978	293,978	0
	1,715,407,726	1,864,208,611	(148,800,885)

	July 31 2007	June 30 2007	Movement
	$	$	$
Payable

Super SeaCat Italia	(130)	(130)	0
SC Italia Holdings	(66,621)	(66,621)	0
Fairways and Swinford	(313,802)	(313,802)	0
SC Chartering	(38)	(60)	22
Yorkshire Marine Containers	(13,148,777)	(13,029,234)	(119,543)
Illustrated London News	(20,515,436)	(20,188,562)	(326,874)
SC Finland Services	(19,736,530)	(19,520,612)	(215,918)
Liverpool Dublin	(43)	(42)	(1)
Hoverspeed GB	(3,243,131)	(3,811,179)	568,048
SC UK	(1,033,440,070)	(1,023,256,733)	(10,183,337)
Burginhall 818	(40,602)	(40,202)	(400)
SeaCo Parts Inc	(439,147)	(439,147)	0
SC Ports & Ferries	(80,680,292)	(80,680,292)	0
IRS pte	(46,963)	(46,963)	0
Hyde Park Containers	(5,251)	(5,251)	0
Melbourne Park containers	(210,346)	(210,346)	0
IRS NZ	(34,661)	(34,661)	0
SC Iberia	(6,170,883)	(5,620,639)	(550,244)
Contender 2	(5,116,079)	(5,116,079)	0
Atlantic Maritime Services	(2,591,280)	(2,591,280)	0
Marine Container Insurance	(12,215,696)	(12,013,628)	(202,068)
Societe Bananiere De Motobe	(1,532,743)	(1,625,043)	92,300
SC Holdings	(18,511,748)	(18,329,337)	(182,411)
SC Finance Ireland	(5,538,686)	(5,478,093)	(60,593)
SCL Activities	(87)	(10,080)	9,993
	(1,223,599,042)	(1,212,428,016)	(11,171,026)

Net	491,808,684	651,780,595	(159,971,911)

SCS Intercompany Balance As At

	USD 2.03 31 July 2007	USD 2.01 30 June 2007	Movement	Movement @ USD 2.03
	£	£	£	$
Receivable

SC British Isles	23,789,378	23,789,378	—	—
Ferry & Port Holdings (incl ILN)	1,520,755	1,607,402	(86,647)	(175,893)
ILN + Sketch	25,580,923	25,580,923	—	—
YMCL	5,120,022	5,115,401	4,621	9,381
SC Maritime	1,108,924	1,106,891	2,033	4,127
SC Asia Pte	558,387	558,387	—	—
Periandros	460,525	457,194	3,331	6,762
Newhaven Marina	192,714	192,714	—	—
SC House Management	153,191	153,191	—	—
SC America Inc	29,112	29,112	—	—
Insurance Premiums to be recharged	0	2,520	—	—

	58,513,931	58,593,113	(76,662)	(155,624)

Payable

SCL	(34,161,025)	(34,051,639)	(109,386)	(222,054)
SC Property Services	(1,582,327)	(1,582,327)	—	—
Fairways & Swinford	(82,004)	(100,410)	18,406	37,364
SC Treasury	(131,820)	(131,820)	0	0

	(35,957,176)	(35,866,196)	(90,980)	(184,689)

	22,556,755	22,726,917	(167,642)	(340,313)

	$	$
Receivable	118,783,280	117,772,157

Payable	(72,993,067)	(72,091,054)

	45,790,213	45,681,103

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re;	Sea Containers Ltd	Case No.

		Reporting Date	July 31, 2007

Accounts Receivable Reconciliation and Aging

		$

Total accounts receivable at the beginning of the reporting period		856,136

Add	Amounts billed during the period	271,971

Less	Amounts collected during the period	(69,461)

Other movements		419,774

Total accounts receivable at the end of the reporting period		1,478,420

Accounts Receivable Ageing

0 - 30	days old	73,449

31 - 60	days old	24,015

61 - 90	days old	184,003

91 +	days old	1,196,953

Total accounts receivable		1,478,420

Amounts considered uncollectible (net)		(1,245,203)

Accounts receivable net		233,217

In Re;	Sea Containers Services Limited	Case No.

		Reporting Date	July 31, 2007

Accounts Receivable Reconciliation and Ageing

		$

Total accounts receivable at the beginning of the reporting period		23,332

Add	Amounts billed during the period	3,705

Less	Amounts collected during the period	0

Other movements		234

Total accounts receivable at the end of the reporting period		27,271

Accounts Receivable Ageing

0 - 30	days old	27,271

31 - 60	days old	0

61 - 90	days old	0

91 +	days old	0

Total accounts receivable		27,271

Amounts considered uncollectible (net)		0

Accounts receivable net		27,271

Sea Containers Ltd

Post Petition Aged Creditors listing

As at July 31, 2007

		Number of days past due
	Current	0 - 30	31 - 60	61 - 90	Total
	$	$	$	$	$

Accounts Payable	41,814	80,319	57,718	118,374	298,225

Professional fees	4,555,079	220,385	229,142	1,881,786	6,886,392

	4,596,893	300,704	286,860	2,000,160	7,184,617

Professional fees are made up as follows:

AP Services	867,004	—	—	—	867,004
Bingham McCutchen	395,482	—	—	692,267	1,087,749
Carter Ledyard and Milburn	6,734	213,509	—	—	220,243
Conyers Dill and Pearman	5,042	1,313	—	—	6,355
Gibson Dunn and Crutcher	1,151,197	—	—	—	1,151,197
Houlihan Lokey Howard	—	—	—	218,516	218,516
Kirkland and Ellis	—	—	—	526,621	526,621
Kroll	209,280	—	125,782	—	335,062
M Communications	—	—	—	—	0
Morris Nichols	30,492	—	—	43,728	74,220
Pepper Hamilton	26,585	—	7,065	—	33,650
Pricewaterhouse Coopers	894,207	—	—	—	894,207
Reed Smith Richards Butler	533,829	—	—	42,612	576,441
Sidley Austin	241,013	—	—	345,473	586,486
Warren H Smith and Assoc	58,489	5,563	—	—	64,052
Willkie Farr & Gallagher	—	—	96,295	12,569	108,864
Young Conaway	135,725	—	—	—	135,725

	4,555,079	220,385	229,142	1,881,786	6,886,392

Sea Containers Services Ltd

Post Petition Aged Creditors listing

As at July 31, 2007

		Number of days past due
	Current	0 - 30	31 - 60	61 - 90	Total
	$	$	$	$	$

Accounts Payable	1,357,238	95,727	173	1,453	1,454,590

Professional fees	347,428	126,678	—	127,098	601,205

	1,704,666	222,405	173	128,552	2,055,795

Professional fees are made up as follows:

Pricewaterhouse Coopers	—	—	—	77,625	77,625
Reed Smith Richards Butler	347,428	—	—	49,473	396,902
Collinson Grant	—	126,678	—	—	126,678

	347,428	126,678	—	127,098	601,205

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.		X
2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X
4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X